UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post Data, Inc.

Nevada	7380	36-4697119
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10160 – 114 Street, Suite 403

Edmonton, AB, T5K 2L2

Telephone: (780) 655-1433

______________________________

Copies to:

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036    Fax: (425) 451-8568

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	10,000,000	$0.01	$100,000.00	$11.61

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(2)

Offering price has been arbitrarily determined by the Board of Directors.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

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Prospectus

POST DATA, INC.

Date of Prospectus:  __________ (Subject To Completion)

10,000,000 Shares of Common Stock

$0.01 per share

This is a public offering of 10,000,000 shares of Common Stock of Post Data, Inc. (Post Data).

Our officer and director will market our common stock and offer and sell the securities on our behalf.  This is a best efforts direct participation offering that will not utilize broker-dealers.  Our officer and director will not receive any compensation for his role in selling shares in the Offering.  Our officer and director will only be soliciting investments into the Company from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  The officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum offering amount.  The sale of the 10,000,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.  We do not have an arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Any funds raised from the Offering will be immediately available to us for our immediate use.

This Offering will terminate on the later of 180 days from the effective date of this Prospectus, unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior if the Offering is fully subscribed or upon the vote of the Board of Directors, or on December 31, 2011, whichever is later.

There is currently no market for our common stock and we do not know if any active trading market will develop.  We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this Prospectus forms a part.  There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 4 to read about factors you should consider before buying shares of the common stock.

The company is a shell company in accordance with the Securities Act of 1933. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(l), if available, for non-affiliates; or by meeting the conditions of Rule 144(i).

The information in this Prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this Offering Prospectus before the effective date.

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TABLE OF CONTENTS

Item 3.  Summary Information and Risk Factors

3

Risk Factors

4

Item 4.  Use of Proceeds

11

Item 5.  Determination of Offering Price

13

Item 6.  Dilution

13

Item 7. Selling Security Holders

13

Item 8.  Plan of Distribution

14

Item 9.  Description of Securities to be Registered

14

Item 10.  Interests of Named Experts and Counsel

15

Item 11.  Information With Respect to Registrant

16

Description of Business

16

Description of Properties

17

Legal proceedings

18

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

18

Financial Statements

19

Management’s Discussion and Analysis of Financial Condition and Results of Operations

32

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

34

Directors, Executive Officers, Promoters, and Control Persons

35

Executive Compensation

35

Security Ownership of Certain Beneficial Owners and Management

36

Certain Relationships and Related Transactions and Director Independence

36

Item 11A.  Material Changes

37

Item 12.  Incorporation of Certain Information By Reference

37

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

37

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Item 3.  Summary Information and Risk Factors

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Post Data, Inc. (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,”, “Post Data” and “Post Data, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in the State of Nevada as Post Data, Inc. on March 22, 2011.  Our fiscal year end is March 31.  We are a start-up stage company still in the development stage.  We are a company without revenues; and with minimal assets.  We do not plan to engage in a merger or acquisition with any other company or entity.  We do not have any plans to acquire any other business, and have no intentions of using investor funds or any other resources for that purpose.

Post Data plans to sell its services of providing precautionary measures to protect electronic data for businesses and individuals.  We intend to market a service of incapacitating, physically destroying and disposing of personal/confidential data by making data storage devices permanently inoperable.  We will do this by destroying the physical material that makes up the magnetic media which holds electronic information on hard drives, flash memory devices, cellular telephones and personal digital assistant (PDA) devices.

Post Data will provide information concerning its services and market those services by World Wide Web.  While the Company's services will be available internationally, we intend to focus our initial marketing efforts on North America and most particularly Canada.

Where You Can Find Us

Our offices are located at:

Post Data, Inc.

10160 – 114 Street, Suite 403

Edmonton, AB T5K 2L2

(780) 780-1433

The Offering

This Prospectus covers the offering of 10,000,000 shares of Post Data common stock.  Shares will be offered at a fixed price of $0.01 per share.  Officers, Directors or significant investors own none of the shares being offered.  Our Officer and Director collectively owns 2,000,000 shares of restricted Common Stock.

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This is our initial public offering and no public market currently exists for shares of Post Data common stock.  Shares are being offered on a best efforts basis, with no minimum offering amount or minimum purchase requirement, using the efforts of its director and officer.  Subscriptions received under this Offering are irrevocable and funds received will be immediately available for use by the Company.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	10,000,000 Shares of common stock, $.001 par value.

Fixed Offering Price per Share:	$0.01

Offering Period:

The shares are being offered for a period not to exceed 180 days from the effective date of the Prospectus, unless extended by the Board of Directors for an additional 90 days, or until completion of the Offering, or December 31, 2011, whichever is later, unless earlier terminated by the Board of Directors.

Net Proceeds to Our Company:	$100,000.

Use of Proceeds:	Business development

Number of Shares Outstanding Before the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	12,000,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

1.

The Accompanying Financial Statements Have Been Prepared Assuming The Company Will Continue As A Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

2.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our inception, we have generated no revenues from operations and have incurred expenses and losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors.  Some of these factors, such as market acceptance of our services, and competition are beyond our control.

We require minimum funds of approximately $10,000 to conduct our proposed operations for a minimum period of 1 year.  Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this Offering.  If we do not have sufficient funds  to operate during the next 12 months, Gerald O’Reilly, our sole officer and director, has informally agreed to advance funds to allow us to pay for certain fees and operational expenses.  However, he has no formal commitment, arrangement or legal obligation to advance or loan funds

.

to the Company.  Mr. O’Reilly is under no legal obligation to continue to lend the Company any funds for expenses, including Offering expenses, and if he decides to no longer lend the Company money, the Company has no other firm commitments for working capital.  We will require the funds from this Offering to successfully proceed with our proposed business plan.

If we are successful in raising the funds from this Offering, we plan to commence activities under our proposed business plan.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the proposed business plan,

3.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business, Including a High Degree of Risk that Our Business May Fail

The Company is subject to substantially all the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations, and the value of an investment in the Company.

4.

Post Data is Considered a Shell Company, And Is Therefore Subject To More Stringent Reporting Requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or minimal operations, and either (a) no or minimal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and minimal other assets.  Our balance sheet indicates that we have both minimal operations and minimal assets; therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction, together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company, although we currently have no plans to seek merger or other business combination.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes re-sales of restricted securities by shareholders of a shell company more difficult.  See discussion under heading "Rule 144" below and the risk factor titled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company.”

5.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.  Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

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6.

Sale of Services and Subsequent Importation of Electronic Data Storage Devices For Destruction May Be, or May Become Prohibited By Either the Source Country or Canada

We can give no assurance that customers will be able to export electronic data storage devices, or continue to export those devices to us in all cases either now or in the future.  We do not know of any law or government regulation prohibiting the export, import or cross border shipment of electronic data storage devices; however there may be restrictions on the export, import or cross border shipment of certain information contained on such devices.  Since the electronic data storage devices may contain restricted information, there may be restrictions, laws or regulations governing the shipment of the devices.  This would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

7.

Security Concerns May Make Potential Customers Unwilling to Have Their Confidential Electronic Data and Information Sent to an Unknown Entity in a Far Off Location

Since we do not have a track record or reputation, potential customers may be unwilling to send us their electronic data storage devices for disposal.  They may also be unwilling to send such devices through the mail or by other available shipping sources.  These factors could have a serious detrimental effect on our business and could make it impossible for the Company to be profitable and continue in business.

8.

Any Failure To Maintain Adequate General Liability, Commercial And Service Liability Insurance Could Subject Us To Significant Losses Of Income

We do not currently carry general liability, service liability and commercial insurance, therefore we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms even after we have become profitable and are otherwise able to afford it.

9.

Our Revenue Growth Rate Depends Primarily On Our Ability To Execute Our Business Plan

Our ability to execute our business plan depends on other factors, including the ability to:

1.

maintain an affordable labor force;

2.

hire and train qualified personnel; and,

3.

maintain marketing and development costs at affordable rates.

In the event we are unable to satisfy these factors we will experience serious challenges and will in all likelihood be unable to continue as a viable operation.

10.

A Failure To Manage Our Growth Effectively Could Harm Our Business And Offering Results

Financial and management controls, and information systems may be inadequate to support our expansion.  Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff.  We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure.  We also place importance on our culture, which we believe will be an important contributor to our success.  As we grow, however, we may have difficulty maintaining our culture, or adapting it sufficiently to meet the needs of our operations.  Our failure to manage our growth effectively could harm our business and operating results.

11.

The Company’s Ability To Expand Its Operations Will Depend Upon The Company’s Ability To Raise Significant Additional Financing As Well As To Generate Income

Developing our business may require significant capital in the future.  To meet our capital needs, we expect to rely on our cash flow from operations and, potentially third-party financing.  Third-party financing may not however, be available on terms favorable to us, or at all.  Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt.  These factors may make the timing, amount, terms and conditions of additional financings unattractive.  Our inability to raise capital could impede our growth.

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12.

Our Sole Officer And Director Currently Own 100%  Of The Issued And Outstanding Stock And Will Continue to Control No Less Than 16.6% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s sole Officer and Director beneficially owns 2,000,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will initially have limited control over matters requiring approval by Post Data shareholders, including the election of directors.  Such concentrated control may also make it difficult for Post Data stockholders to receive a premium for their shares of Post Data in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

13.

Investors May Lose Their Entire Investment If Post Data, Inc. Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses and difficulties because it is a development stage company.  Post Data was formed in Nevada on March 22, 2011.  The Company has no demonstrable operations upon which investors can evaluate the Company’s business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in accomplishing its objectives.

14.

The Report Of Our Independent Auditors Indicates Uncertainty Concerning Our Ability to Continue As A Going Concern And That May Impair Our Ability To Raise Capital To Fund Our Business Plan

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

15.

The Potential Market Is Limited By The Limited Nature Of The Products, Which Could Cause our Business to Fail

Post Data is building a business of providing a safe and secure method of disposing of inoperative or "surplus to needs" data storage devices.  Such being the case, our target market will be limited by the number of such devices and potential customers for our services.  Please see the Description of Business elsewhere in this Prospectus for additional information regarding our intended market.  The limited potential market for our services could make it very difficult for the company to survive and prosper in a new and unfamiliar marketplace.

16.

Competitors With More Resources May Force Us Out Of Business

Competition in the industry is based on reputation, and price.  We will compete with well-established companies.  Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.  If we are unable to generate enough revenues our business plan may fail and we may cease to do business.

17.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Exchange Act Of 1934 Will Be Substantial And May Result In Us Having Insufficient Funds To Expand Our Business Or Even To Meet Routine Business Obligations

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs could range $15,000 or more per year in the next few years, and will be higher if our business volume and activity increases, but lower during the first years of being public because our overall business volume will be lower.

18.

Our management team has no experience in public company matters in the United States, which could impair our ability to comply with legal and regulatory requirements.

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Our management team has no public company management experience or responsibilities in the United States, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

19.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members to Our Board Of Directors As A Result Of Their Concerns Relating To Their Increased Personal Exposure To Lawsuits And Stockholder Claims By Virtue Of Holding These Positions In A Publicly-Held Company

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims that may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors` and officers` liability insurance to pay on a timely basis the costs incurred in defending such claims.  Currently we do not carry directors` and officers` liability insurance.  If we are unable to afford to provide directors` and officers` liability insurance in the future, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to companies that can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities, as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

20.

Because Mr. Gerald O’Reilly (Our Sole Officer And Director) Has Other Outside Business Activities And Will Have Limited Time To Spend On Our Business, Our Operations May Be Sporadic, Which May Result In Periodic Interruptions Or Suspensions Of Operations.

Because our sole officer and director has other outside business activities and will only be devoting between 75% of his time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. O’Reilly.  In the event he is unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

21.

Because Mr. Gerald O'Reilly, (Our Sole Officer And Director) Has No Experience With A Public Company Or With Decommissioning Electronic Data Storage Devices, The Business May Fail And Investors May Loose Their Investment.

Because our sole officer and director has no experience with either public companies or with decommissioning electronic data storage devices, the Company may not be successful in implementing its plan of operations and the business may fail.  Investors could, therefore lose their investment.

22.

Reliance Upon One Individual as President, Treasurer, Secretary and Sole Director of The Company May Restrict our Business Growth, or Result in Business Failure

Our Company currently has one individual as President, Treasurer, Secretary and sole Director of the Company who will be devoting only 75% of his time to the work of the Company.  While there are no potential conflicts of interest due to his involvement in other activities, in the event this individual becomes unable or unavailable to continue on in this multiple role, the Company could suffer substantial and/or irreparable damage and be forced to cease operations.

23.

You May Not be Able to Sell Your Shares in Post Data, Inc. Because There is No Public Market for the Company’s Stock

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There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin-Board”) maintained by FINRA.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing customers.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin-Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

24.

Even if a Public Market Develops for the Common Stock of Post Data, the Market Price Could Fluctuate Significantly

If Post Data stock ever becomes available to trade, of which the Company cannot guarantee, the trading price of Post Data common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

25.

 All Of Post Data, Inc. Issued And Outstanding Common Shares Are Restricted Under Rule 144 Of The Securities Act, As Amended.  If And When The Restriction On These Shares Is Lifted, And The Shares Are Sold In The Open Market, The Price Of Post Data, Inc. Common Stock Could Be Adversely Affected.

All of the presently outstanding shares of common stock, aggregating 2,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions.  The Company currently has one shareholder who in total owns 2,000,000 restricted shares or 100% of the outstanding common stock.  When and if these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

26.

 Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Form 10 information is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange “Act”).  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of

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cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

27.

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board, Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market

Companies trading on the OTC Bulletin-Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin-Board.  If we obtain the ability to have our stock quoted on the OTC Bulletin Board, and we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

28.

Our Common Stock Is Subject To Penny Stock Rules Of The Securities Exchange Commission, And The Trading Market In Our Common Stock Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Investment Value Of Our Stock

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person`s account for transactions in penny stocks; and,

•

that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

29.

Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases;

•

boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

30.

Shares Eligible For Future Sale By Our Current Stockholders May Adversely Affect Our Stock Price

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities.  An active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement, of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board, or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

31.

Inability And Unlikelihood To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Item 4.  Use of Proceeds

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Marketing & Promotional Expenses	$30,000
Legal Fees	15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	10,000
Website design, development, hosting & maintenance	10,000
Administrative	5,000
Equipment	20,000
Total	$100,000

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There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Marketing & Promotional Expenses:  Costs of developing marketing and promotional materials.  This includes some contracted design services, printing, advertising print copy and mail and distribution costs.  These fees do not include fees associated with this Offering.

Legal Fees:  Fees paid to our attorney for preparation and filing of SEC documents, and other state and federal documents, as well as preparation of contracts and agreements, and consultation on business matters relating to operation of the business.  These legal fees do not include fees associated with this Offering.

Audit Fees: Fees paid to our independent auditor to audit and review our financial statements in relation to SEC reporting requirements once we are required to do so.  These fees do not include fees associated with this Offering.

Other Fees:  Fees paid to our accountants for ongoing financial statement preparation.  Fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.  These fees do not include fees associated with this Offering.

Website design, development, hosting and maintenance:  Monies paid to independent contractors to build, host and maintain the Company website.  These fees do not include fees associated with this Offering.

Administrative:  Any monies paid for communications, postage and shipping, office supplies and other miscellaneous items that are administrative in nature.  These fees do not include fees associated with this Offering.

Equipment: Cost of equipment involves both stationary and hand tools required to undertake the dismantling and destruction of data storage devices.  The stationary equipment includes boring, milling and hydraulic pressing equipment.  A variety of small hand tools will also be required.  A definitive list of tools and equipment will be determined after the Offering closes and purchasing begins.

There is no assurance that we will be able to raise the entire amount of this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item**	50%
Legal Fees	$10,000
Audit Fees	10,000
Marketing & Promotional Expenses	5,000
Website Design	7,500
Other Fees (Accounting, transfer agent, etc.)	5,000
Administrative	2,500
Equipment	10,000
Total	$50,000

If only 50% of this Offering is sold, the Company will have to curtail its development plans.  It will only utilize its attorney to do what is necessary to meet its SEC, State and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of financing our website development and operation.  The President will pay for any additional expenses as necessary.  Any expenses paid by the president will be on a shareholder’s loan basis.

No proceeds from this Offering will be paid to the officer and director in the form of commissions, salary, or other compensation.

The following chart details how we will use the proceeds if we raise only 25% of this Offering:

Expenditure Item**	25%
Legal Fees	$5,000

.

Audit Fees	5,000
Marketing & Promotional Expenses	5,000
Website Design	5,000
Other Fees (Accounting, transfer agent, etc.)	2,000
Administrative	500
Equipment	2,500
Total	$25,000

If only 25% of this Offering is sold, the Company will have to strictly curtail its development plans.  It will only utilize its attorney and auditors to do what is necessary to meet its SEC, state and federal reporting and licensing requirements. We will look to other more creative ways of financing our website development and operation.  Our administrative expenses will be reduced or eliminated as much as possible and we will seek out the least expensive equipment to accomplish our immediate services.  The President will pay for any additional expenses as necessary.  Any expenses paid by the president will be on a shareholder’s loan basis.

The following chart details how we will use the proceeds if we raise only 10% of this Offering:

Expenditure Item**	10%
Legal Fees	$2,000
Audit Fees	2,000
Marketing & Promotional Expenses	1,000
Website Design	2,000
Other Fees (Accounting, transfer agent, etc.)	1,000
Administrative	500
Equipment	1,500
Total	$10,000

If only 10% of this Offering is sold, the Company will have to severely curtail its development plans.  It will only utilize its attorney and auditors to do what is necessary to meet its SEC, state and federal reporting and licensing requirements.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of financing our website development and operation.  Our administrative expenses will be reduced or eliminated as much as possible and we will seek out the least expensive equipment to accomplish our immediate services.  The President will pay for any additional expenses as necessary.  Any expenses paid by the president will be on a shareholder’s loan basis.

Item 5.  Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Item 6.  Dilution

We are offering shares of our common stock at a fixed offering price of $0.01 per share through this Offering.  Since inception, March 22, 2011, our sole officer and director has purchased shares of our common stock for $0.01 per share.  Following is a table detailing dilution as of March 31, 2011, to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0095	0.0095	0.0095	0.0095
Pro Forma Net Tangible Book Value Per Share After Stock Sale	0.0099	0.0099	0.0099	0.0097
Increase in net book value per share due to stock sale	0.0004	0.0004	0.0004	0.0002
Loss (subscription price of $0.01 less NBV per share)	0.0001	0.0001	0.0001	0.0003

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Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this Prospectus.

Item 8.  Plan of Distribution

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In Offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officer and director is not, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d.

Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he  (A) primarily performs, or is intended to primarily perform at the end of the Offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this Offering.

Each shareholder who elects to purchase common stock through this Offering will be required to sign a subscription agreement.  Each such agreement will require the shareholder to indicate i) his, her or its address; ii) the number of shares and the price per share; iii) that the potential shareholder has been furnished and reviewed a copy of the Prospectus and has had an opportunity to make inquiries from management of Post Data International; iv) the potential shareholder understands the risk of the investment and v) whether the potential shareholder has discussed the investment with an investment advisor.

Item 9.  Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Terms of the Offering

The shares Offered will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this Prospectus) and will continue until the later of December 31, 2011, or for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum, and as such we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 10,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it together with a check or certified funds to our attorneys, Parsons/Burnett/Bjordahl/Hume  LLP.  Subscriptions, once received by our attorneys, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “Parsons/Burnett/Bjordahl, LLP IOLTA”.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us or our Attorney to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

There are 20,000,000 Preferred Shares authorized.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  The Board of Directors is authorized, within any limitations prescribed by law and the Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series or Preferred Stock.  As of the date of this Prospectus, no series of Preferred Shares has been designated or issued.

Employee Stock Option Plan

At the time of this Offering, the Company had no “Employee Stock Option Plan” nor does it plan to implement one in the foreseeable future.

Transfer Agent

The Company has not engaged a Transfer Agent as at the time of this filing.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or

.

offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Post Data’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl/Hume LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA 98004
425-451-8036 (office)
425-451-8568 (fax)

The March 31, 2011 financial statements included in this filing have been audited by the independent audit firm of BehlerMick PS of Spokane Washington.

Audit - Melanie Sexton Mick, CPA

BehlerMick PS

601 W Riverside, Suite 403

Spokane, WA 99201

509-838-5111 x205 (office)
509-838-5114 (fax)

Item 11.  Information With Respect to Registrant

Description of Business

Post Data, Inc. is a Nevada corporation formed on March 22, 2011.  The Company intends to market a service of decommissioning electronic data storage devices, making them inoperable and thereby making the electronic data contained therein or on permanently un-recoverable.

We are a developmental stage company.  We have never conducted operations, we have had no revenues and we have few assets.  We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Post Data is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  Neither Post Data nor its officer, director, promoter or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Post Data is building a business on providing a service that mitigates the risks associated with confidential electronic data falling into the hands of a person, or persons that have no business accessing the data.  This service may be of value to businesses or individuals who have data storage devices that they want to ensure are safely and securely destroyed for any number of reasons.  The device(s) may be inoperable, damaged or simply surplus to their present needs.  Data security and the prospect of the damage that can occur when data falls into the wrong hands has made it very important for electronic data users to ensure they dispose of their unwanted data storage devices in a safe and reliable manner.

The Company intends to build its business by marketing its service to companies and individuals via the World Wide Web.  The Company intends to use the Internet as the medium to promote the service, conduct business and interact with customers.  We intend to point customers to our website through no-cost, online marketing venues such as kijiji (aka eBay classified ads), craigslist and others as well as through topical discussion forums and chat rooms.  We also intend to use  paid promotions on

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the internet and possibly radio, television, newspaper, and magazine advertising.  Although our services will be available internationally, we intend to focus our marketing in North America and Canada in particular.

Post Data will not be responsible for the shipping of the devices by the customer nor for the security of the devises or the data contained there-on while the devices are in transit.  Choice of shipping venue, carrier and any decisions about transit insurance will be the responsibility of the customer.

Upon receipt of the device, Post Data intends to crush, punch or bore the device there-by destroying the physical materials that possess the magnetic domains of informational code.  The resulting damage will render the data storage device inoperable and damaged beyond repair, rendering the electronic data un-recoverable by any means normally available.

Competition

Our limited research on the internet indicates there are no other firms providing the same type of service we are contemplating.  Our service is unique in that it does not require an investment in equipment, nor does it involve the customer having to do the work themselves thereby consuming their valuable time and resources.  There are numerous other firms selling electronic data destruction devices that are of a self operated nature.  The machines can be purchased in the range from $5,000 to over $20,000.  The customer purchases the equipment to do their own data device destruction in-house.  The market for this equipment is typically larger corporations or governments.  This equipment is designed to either physically destroy the electronic data storage device by punching holes through the data storage area, or by bombarding the data storage device with magnetic waves or fields that destroy the integrity and accessibility of the electronic data.

There are also larger service providers that will come to the customer's workplace and undertake the necessary decommissioning.  We believe that these larger scale service providers are much better positioned and suited to serve large scale businesses with extensive data storage systems and infrastructure.  This is a segment of the market that we will not be in a position to serve or pursue during the first year of our operations.

Another segment of the market competition is the walk-in drop-off service providers.  Through our research we were also able to find a number of walk-in services that provide electronic data storage device destruction services in various cities.  We believe this segment of service providers will give us the most direct and effective competition.  The main difference between the service we are contemplating and that which they are providing is the mail-order type aspect of our service.

Post Data, Inc. acknowledges the pre-existence of a variety of service options and a network of established providers.  These factors will make it more difficult to build a new business and become profitable.

Research and Development

As we build out our organization, we intend to incorporate a business development component that will be responsible for researching business development opportunities in other parts of the world.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Properties

We do not own any property, real or otherwise.  For the first year we will conduct our administrative and operational affairs from our President’s facilities at no cost to the Company.  Within the first year, the Company will be making further decisions on space and equipment requirements as the business progresses.  These decisions will lead us in our future determination of space and facility requirements.

.

Legal proceedings

We are not a party to any pending legal proceedings.

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder, who is also the sole officer and director of Post Data.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All of the presently outstanding shares of common stock, aggregating 2,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  The Company currently has one shareholder, our sole officer and director, who owns 2,000,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the factor entitled Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company,” above.

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Financial Statements

The following financial statements are included herewith:

Audited financial statements for the period from inception (March 22, 2011) to March 31, 2011

.

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

          Page(s)

     Report of Independent Registered Public Accounting Firm                                    1

     Balance Sheet as of March 31, 2011

   2

    Statement of Operations and Comprehensive Loss from

        March 22, 2011 (Inception) to March 31, 2011

      3

    Statement of Changes in Stockholders’ Equity from March 22, 2011

       (Inception) to March 31, 2011

     4

    Statement of Cash Flows from March 22, 2011 (Inception)

  to March 31, 2011

      5

    Notes to Financial Statements

     6-10

To the Board of Directors and Stockholders

Post Data, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Post Data, Inc. as of March 31, 2011, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period March 22, 2011 (inception) to March 31, 2011. Post Data, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Post Data, Inc. as of March 31, 2011, and the results of its operations and its cash flows for the period March 22, 2011 (inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7, the Company has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/BehlerMick PS

Spokane, Washington

May 19, 2011

POST DATA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

MARCH 31, 2011

ASSETS

Current Assets

Cash	$ 19,000

Total Current Assets	19,000

TOTAL ASSETS	$ 19,000

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities	$ -

Total Current Liabilities	-

Total Liabilities	-

STOCKHOLDERS' EQUITY

Preferred stock, par value $0.001, 20,000,000 shares authorized, none
issued and outstanding	-
Common stock, par value $0.001, 100,000,000 shares authorized and
2,000,000 shares outstanding	2,000
Additional paid-in capital	18,000
Deficit accumulated during the development stage	(1,000)

Total Stockholders' Equity	19,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 19,000

The accompanying notes are an integral part of these financial statements.

POST DATA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

INCOME	$ -

OPERATING EXPENSES
Organizational expenses	1,000
Total Operating Expenses	1,000

NET LOSS APPLICABLE TO COMMON SHARES	$ (1,000)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	2,000,000

The accompanying notes are an integral part of these financial statements.

POST DATA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

				Deficit Accumulated
	Common Stock		Additional	During Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity
March 25, 2011 Resolution authorizing sale
of 2,000,000 shares at $.01 per share	2,000,000	$ 2,000	$ 18,000	$ -	$ 20,000
Net Loss from March 22, 2011 (Inception) through
March 31, 2011	-	-	-	(1,000)	(1,000)
Balance, March 31, 2011	2,000,000	$ 2,000	$ 18,000	$ (1,000)	$ 19,000

The accompanying notes are an integral part of these financial statements.

POST DATA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,000)

Changes in operating assets and liabilities	-

Net cash used in operating activities	(1,000)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock	20,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	19,000

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$ 19,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for taxes	$ -

The accompanying notes are an integral part of these financial statements.

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

Post Data, Inc. (the Company) was incorporated on March 22, 2011 under the laws of the State of Nevada.  The business purpose of the Company is to destroy and recycle electronic devices in Edmonton, Alberta, Canada, in a manner which ensures the confidential destruction of all previous user data.  The Company has selected March 31 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915-10-05, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had $19,000 cash and cash equivalents as of March 31, 2011.

Start-up Costs

In accordance with ASC 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

FROM MARCH 22, 2011 (INCEPTION)
TO MARCH 31, 2011

Net income (loss)	$ (1,000)

Weighted average common
shares outstanding (Basic)	2,000,000

Options	-
Warrants	-

Weighted average common
shares outstanding (Diluted)	2,000,000
Net loss per share
(Basic and diluted)	$ (0.00)

As of March 31, 2011 the Company had 2,000,000 common shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall,” ASU No. 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements,” ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements,” and various other ASU’s, No. 2009-2 through ASU No.

7

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

2011-02, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from March 22, 2011 (date of inception) through March 31, 2011 of $1,000 will begin to expire in 2031.  Accordingly, deferred tax assets of approximately $350 were offset by the valuation allowance.

The Company has no tax positions at March 31, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from March 22, 2011 (inception) to March 31, 2011 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at March 31, 2011.

NOTE 4 -

STOCKHOLDERS’ EQUITY

Preferred Stock

As of March 31, 2011 the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001 per share.  No preferred shares are issued and outstanding.

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 4 -

STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock

As of March 31, 2011 the Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share. 2,000,000 shares have been sold as of March 31, 2011.

The following details the stock transactions for the Company:

On March 25, 2011 the Company authorized the sale of 2,000,000 shares of its common stock to its founding President for $.01 per share for a total of $20,000 cash to provide initial working capital.

The $20,000 sale of stock, less $1,000 comprehensive loss, equals a stockholders’ equity of $19,000 as of March 31, 2011.

NOTE 5 -

COMMON STOCK OFFERING

The Company has authorized a common stock offering of a maximum of 10,000,000 shares at a price of $0.01 per share for gross proceeds of $100,000.  Proceeds of the offering will be used for administrative expenses and execution of the Company’s business plan.

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company operates in Canada there is potential for transactions denominated in Canadian dollars, although none occurred as of March 31, 2011.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date, for assets and liabilities, is reported as a non-operating Foreign Currency Gain or Loss.

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity

POST DATA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 7 -

GOING CONCERN (CONTINUED)

financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from March 31, 2011 through the date the financial statements were issued.  There are no subsequent events required to be disclosed.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenue and Cost Recognition

We recognize revenue at the time the service is provided and paid for by the customer.  We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10).  Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues.  Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses.  The cost of shipping services to the customer is classified as a shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), address certain criteria for revenue recognition.  SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies.  Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

Operating and General & Administrative Expenses

Income Taxes

At March 31, 2011, the Company had no income.  We have not generated income since inception.

Capital and Liquidity

We have cash assets at March 31, 2011, of $19,000.  We have only common stock as our capital resource.  We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs could range $15,000 or more per year, and will be higher if our business volume and activity increases, but lower during the first years of being public because our overall business volume will be lower.

Long-Term Debt

At March 31, 2011, the Company had no long-term debt.  We may borrow money in the future to finance our future operations.  Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so.  Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this Offering.

Plan of Operation

During the first stages of our growth, our sole officer and director will provide all the labor required to execute our business plan.  We intend to continue to operate in this very limited fashion for the first year of operations, or at least until business has grown to the point he cannot manage alone.  Our President has access to a number of individuals he intends to call upon with short notice on an as-needed basis in the event that the work load increases.

We are a development stage enterprise with limited operations.  We have had no revenues since inception, and have limited financial backing and assets.

Our plan of operation is to build a business of decommissioning electronic data storage devices, making them inoperable, and thereby making the electronic data contained therein, or on, permanently un-recoverable.

In the first quarter of operations we intend to develop a website to market our business and provide potential customers with a portal to contact our Company.  Subject to raising the necessary funds, we also intend to purchase the equipment necessary for our business processes during the first quarter of operations.  We intend on having our business fully functional and providing services by the end of the first quarter of operations that will commence after the completion of this Offering.

The business of the Company is simple to transact and requires minimal equipment and labor to execute.  The business can begin operations with a simple web-site built and operated with minimal expenditures and expertise.  An operational web-site can be constructed for as little as $2,000.  The Company has a  $30,000 budget for promotion and marketing, but can launch its website and begin a marketing campaign with substantially less.  Without a full budget, the Company, will resort to using more no-cost on-line options such as kijiji, craigslist and chat room postings.   Professional fees such as attorney, auditor, accounting and the services of a transfer agent will need to continue to be paid to maintain regulatory compliance requirements.  The President has given verbal agreement to providing up to $10,000 in unsecured shareholder's loans for the first year.  The Company believes it can begin and sustain its first year of operations if it is successful in raising $10,000 through this Offering, or 10% of the aggregate Offering amount.  Its first priority will be to build and launch its web-site, begin promotional activities and purchase equipment.

Post Data will earn all revenues through the sale of its one service; de-commissioning and disposing of electronic data storage devices.  We do not anticipate earning significant revenues during the first year of operations after this registration becomes effective.  There is no guarantee or assurance that Post Data will earn revenues at any time after the date of the current financial statements.  Without sales and revenues, Post Data will not produce sufficient cash to support its plan of operations during the period covered by this registration statement, or during the 12 month period after the date of the financial statements.  In the event that sales do not provide the required cash the Company will turn to its founder, its investors and other financing avenues for capital.

So far as we have been able to determine, the business we are developing does not have significant, apparent environmental drawbacks.  There are no liquids or gases used or created during the decommissioning process.  There are also no fumes or dusts generated in the process.  All that remains after the process is the crushed or fragmented remains of what began as an electronic data storage device - normally a hard drive or cellular telephone.

The equipment we will be purchasing will be readily available machinery and hand tools used in machine shops everywhere.  Equipment will include, but is not limited to; a hydraulic press, which can range in price from under $1,000 to $5,000; a drill press, ranging from $500 to $2,000; metal bending or milling equipment, in the range of $5,000; and, a variety of hand tools with a cost from $500 to $1,000.  The final remains of the decommissioned devices will be disposed of through normal commercial waste disposal contractors.  Because of the small size of the devices the amount of waste will be minimal.

Our preliminary investigations have found that the Company will not require any special licensing, permits, environmental or other government licenses or approvals, nor do we fall within an industry or service sector with particular or onerous reporting or compliance standards or regulations.  As a business and an employer, the Company will be required to file annual Federal, state and provincial income tax returns.  A GST return to the Canadian government will be required for all sales in Canada.  The Company will also be required to maintain state and provincial incorporation and to file annual returns concerning the same.  The Company will also be required to carry workers compensation coverage for all employees and to follow all occupational health and safety regulations.  Deductions, contributions and returns will also be required for income taxes, government pensions and Employment Insurance contributions for all employees when employees are hired.  The Company will also be required to maintain a municipal business license and to follow municipal regulations in bylaw matters such as noise, parking, garbage collection and other matters universally common to all business operations.

We intend to make our customers responsible for all transportation and any shipping insurance costs.  Initially we intend to have all sales paid by way of check, bank draft or money order.  The customer will ship the data storage device to us along with payment.  This will make for simpler and much more secure transactions as customers will not have to provide their credit card information over the internet.  It will also save money on credit card merchant fees and save us time in setting up the web site and business initially.

Due to cash restraints, Post Data does not intend to actively pursue business operations until such time as its registration statement becomes effective and the Company has been able to  start raising funds through the sale of stock from the initial offering.  The Company has recently secured the domain name of postdatainc.com and the President intends to begin limited website design and development immediately.  The Company also intends to continue with ongoing business planning and research in the period until its registration statement becomes effective.  Once its registration statement becomes effective and the Company has raised sufficient funds to begin work, the Company will complete its website, purchase its equipment and actively promote its business.  We hope to be fully operational within three months after the we have completed our initial offering.

In the event the Company raises less than the full amount it is seeking, it will make the necessary adjustments to its budget and move forward in a more limited and restricted fashion  Rather than purchase top of the line new equipment, the Company will seek to purchase less expensive and possibly used equipment.  The Company will also severely curtail all other expenditures and look at other methods of finance such as shareholder's loans if necessary.

`

Throughout the remaining six months of the first year of operation, we will continue to work at promoting and building our business.  We project to have gained a modest presence in the marketplace by the end of the first year of operations.

The Company has no plans to hire employees during the first year of operations.  The President has access to a fully functional machine shop and office where he has all the necessary space to conduct Post Data business for at least the first year of operations.  He plans to continue to supply the necessary workshop, office space and facilities to the Company for at least the first year of their operation at no cost to the Company.  In the event the Company cannot keep up with growth, or that other unforeseen circumstances arise, there are machine shops, professional, technical and clerical resources in Edmonton that can be utilized by the Company.  The Company believes it will not be difficult to engage any of those service providers when necessary on a fee for service or contractual basis.  The Company intends to use these trades, professional and clerical resources and pay the required fees and costs as required during their first year of operations.

In the event the Company uses the services of outside parties, it will be taking precautions to protect the electronic information housed on client devices.  In the case of computer hard drives, the hard drives will be stand alone and not be hooked to or contained in a computer, thereby making it impossible to access the data.  In the case of cell phones, we will remove all batteries and SIM cards before delivering the cell phones to the service providers for decommission.  All hard drives and cell phones will be removed from their shipping packaging and visually unidentifiable as to their ownership or origin.  Person or organizations hired to do clerical, web-site, data base or accounting work may have access to client contact information, but will not have access to electronic data from client data storage devices.

The Company requires the funds it intends to raise by this Offering in order to carry out its plan of operation.  The plan of operation will not move forward substantially until such time as the Registration Statement, of which this Prospectus forms a part, becomes effective and subsequent funds become available from the sale of Company stock.

Throughout the S-1 application process the President will loan the Company funds necessary to complete the registration process.  No funds received through the sale of shares under the Registration Statement will be used to pay offering expenses.  Throughout the next twelve (12) months, , the Company’s President has verbally agreed to loan the Company up to $10,000 per month during the first year of operations to assist in start-up operations, in the event that the Company raises only a portion or none of the Offering amount and to assist with offering expenses.  Funds advanced by the President will be treated as a shareholder loan and will be considered payable on demand.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Post Data as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Gerald O’Reilly	56	President/Secretary/Treasurer/Director	March 22, 2011 - Present

Biographical Information

Gerald O’Reilly, Founder, sole Director, President, Secretary and Treasurer. Age 56.  Term of service commenced March 22, 2011, effective for one year – renewable.

Mr. O'Reilly has many years of successful experience an educator, mentor and business manager.  He has a Bachelor of Education Degree from the University of Alberta in Physical Education.  He taught physical education in High School for many years before becoming involved in managing group homes for troubled teens.  He also has many years of experience in Adult Education and Driver training.  He has built several small businesses and is very knowledgeable in computers, the internet and data management.

During the last five years Mr. O'Reilly has had a medical condition that has not allowed him to work outside of his home except on a temporary basis.  His medical condition will not affect his ability to develop the Company’s business.

Mr. O'Reilly is in a position and willing to devote seventy- five percent (75%) of his working day to Post Data responsibilities.  He will continue to take the leading role in managing the Company, until the stock has been registered, the Company is fully operational and has retained full time professional management and staff.

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, March 22, 2011, to the fiscal year ended March 31, 2011, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended March 31, 2011; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended March 31, 2011; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended March 31, 2011, that received annual compensation during the fiscal year ended March 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gerald O'Reilly Founder, Sole Officer and Director	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officer, director, and persons who own more than five percent of the Company's common stock as of March 31, 2011.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of March 31, 2011.

Amount and Nature of Beneficial Ownership as of March 31, 2011.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Gerald O’Reilly Director, President, Secretary, Treasurer	10160 – 114 Street, Suite 403 Edmonton, AB, T5K 2L2	2,000,000	100%
Officers and Directors as a whole (1)		2,000,000	100%

Certain Relationships and Related Transactions and Director Independence

Within the past five (5) years, Gerald would be considered a promoter within the definition of Item 404(d) of Regulation S-K.

The Company’s President, in addition to purchasing common stock, has advanced the Company $1,650 for its general operational expenses.  This amount is considered a loan to the Company and should be considered a related-party transaction.

Other than the issuance of stock to the Company’s President, there have been no transactions since inception or any currently proposed transaction in which the Company was or is to be a participant which amount of such transaction exceeded the lesser of $120,000 or 1% of the average of the registrant’s total assets at the year end and in which any related person had or will have a direct or indirect material interest. While our President has contacts with potential suppliers of products, there are no formal or informal agreements which would be deemed related party transactions within the meaning of Item 404(d) of Regulation S-X.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A.  Material Changes

None.

Item 12.  Incorporation of Certain Information by Reference

None

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company.

Accounting fees and expenses

12,000.00

Legal fees and expenses

10,000.00

Total

$   22,007.13

Item 14.  Indemnification of Directors and Officers

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.  The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company.  In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Item 15.  Recent Sales of Unregistered Securities

At a meeting of the Board of Directors of the Company held on March 25, 2011, a resolution was passed authorizing the sale of 2,000,000 shares at $0.01 per share to its sole officer and director, Gerald O’Reilly.  Funds under the sale were received by the Company on March 25, 2011..  These funds will be used for legal, accounting and start-up expenses.  This sale was exempt from registration under Section 4(2) of the Securities Exchange Act.  These shares were issued to our sole officer and director in consideration for the payment, and will carry a restrictive legend.

Item 16.  Exhibits And Financial Schedules

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
4.1	Stock Certificate of Post Data (Specimen)	*
5.1	Legal Opinion	Previously Filed
10.1	Informal Agreement with Officer	Previously Filed
23.1	Consent of Independent Accountant	Attached
23.2	Consent of Counsel	Included in Ex. 5.1
99.1	Stock Subscription Agreement (Sample)	Previously Filed

*A Specimen Stock Certificate will be filed as an exhibit to a future amendment, upon retention of a transfer agent.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5)  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Edmonton, Province of Alberta on July 8, 2011.

POST DATA, INC.

/s/ Gerald O’Reilly

Gerald O’Reilly, President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Gerald O’Reilly

Gerald O’Reilly, President, Secretary, Treasurer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer